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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WARREN RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1114 Avenue of the Americas, 34th Floor
New York, NY 10036

April 15, 2008

Dear Stockholder:

        I would like to extend a personal invitation for you to join us at our Annual Meeting of Stockholders on Wednesday, May 21, 2008, at 9:30 a.m. (EST) at The Cornell Club, 6 East 44th Street, New York, NY 10017.

        At this year's meeting, you will vote on:

  •
  the election of three directors,

  •
  the ratification of Grant Thornton LLP's appointment as independent auditors, and

  •
  transact such other business as may properly come before the meeting.

        Attached you will find a notice of meeting and proxy statement that contains further information about these items and the meeting itself.

        Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum of over 50% of the outstanding shares of common stock on the record date of April 10, 2008, which is required for the transaction of business. If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

        Your vote is very important to us and our business. We value your opinions and encourage you to participate in this year's Annual Meeting by voting your proxy. You may vote by signing and returning your proxy card in the enclosed envelope.

        I hope to see you in New York.

Sincerely,

Norman F. Swanton Chairman & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 21, 2008

Dear Stockholders:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held on Wednesday, May 21, 2008, at 9:30 a.m., local time, at The Cornell Club, 6 East 44th Street, New York, NY 10017. We are holding the meeting to:

  1.
  Elect three directors to the Board of Directors to serve until the 2011 Annual Meeting of Stockholders;

  2.
  Ratify the appointment of Grant Thornton LLP as independent auditors of the Company to serve for the 2008 fiscal year; and

  3.
  Transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

        The Board of Directors set April 10, 2008, as the record date for the meeting. This means that owners of Common Stock at the close of business on that date are entitled to:

  •
  receive this notice of the meeting, and

  •
  vote at the meeting and any adjournments or postponements of the meeting.

        We will make available a list of Stockholders as of the close of business on April 10, 2008, for inspection by Stockholders during normal business hours from May 14 to May 21, 2008, at the Company's principal place of business, 1114 Avenue of the Americas, 34th Floor, New York, NY 10036. This list also will be available to Stockholders at the meeting.

        It is important that your shares be represented and voted at the Meeting. Please mark, sign, date and mail the enclosed proxy card to American Stock Transfer & Trust Company in the enclosed postage-paid envelope. A postage-prepaid envelope has been provided for your convenience. You may revoke your proxy at any time before the vote is taken by sending to the Corporate Secretary of the Company a proxy with a later date. Alternatively, you may revoke your proxy by delivering to the Corporate Secretary of the Company a written revocation prior to the Annual Meeting or by voting in person at the Annual Meeting.

Regardless of the number of shares of Warren that you hold, as a stockholder your vote is very important and the Board strongly encourages you to exercise your right to vote. We urge each stockholder to promptly sign and return the enclosed proxy card.

By Order of the Board of Directors

David E. Fleming
Senior Vice President, General Counsel & Corporate Secretary

New York, New York
April 15, 2008

WARREN RESOURCES, INC.
1114 Avenue of the Americas, 34th Floor
New York, NY 10036

April 15, 2008

PROXY STATEMENT

FOR 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2008

        We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors to be voted at the 2008 Annual Meeting of Stockholders of Warren Resources, Inc. The Annual Meeting will be held on Wednesday, May 21, 2008. In this proxy statement, Warren Resources, Inc. is referred to as the "Company" or "Warren." This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about April 15, 2008.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Where and when is the Annual Meeting?

        The Annual Meeting will be held at The Cornell Club, 6 East 44th Street, New York, NY 10017, on Wednesday, May 21, 2008, at 9:30 a.m. local time.

What is the purpose of the Annual Meeting?

        At the Annual Meeting, Stockholders will vote upon:

  •
  The election of three directors for three-year terms;

  •
  the ratification of the appointment of Grant Thornton LLP as our independent auditors for fiscal year 2008; and

  •
  any other matters that may properly come before the meeting.

How does the Board recommend that I vote?

        The Board recommends that you vote:

  •
  FOR each of the nominees for director;

  •
  FOR the ratification of Grant Thornton, LLP as our independent auditor for 2008.

Why should I vote?

        Your vote is very important to the Board, even if you cast a dissenting vote. Regardless of the number of shares you hold, the Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

Who may vote?

        All Stockholders of record of Warren's common stock at the close of business on April 10, 2008, which we refer to as the record date, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock held by them on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

What is a proxy?

        It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our directors as proxies for the 2008 Annual Meeting of Stockholders. These are directors: Michael R. Quinlan and Chet Borgida.

What is a proxy statement?

        It is a document that Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to sign a proxy card designating Michael R. Quinlan and Chet Borgida as proxies to vote on your behalf.

What is the difference between a Stockholder of record and a Stockholder who holds stock in street name?

  •
  If your shares are registered in your name, you are a stockholder of record.

  •
  If your shares are held in the name of your broker, bank or depository, your shares are held in street name.

How do I vote?

        If your shares of common stock are held by a broker, bank, or other nominee (i.e., in "street name"), you will receive instructions from your nominee, which you must follow in order to have your shares voted. The instructions may appear on the special proxy card provided to you by your nominee (also called a "voting instruction form"). Your nominee may offer you different methods of voting, such as by telephone or Internet.

        If you hold your shares of common stock in your own name as a holder of record, you may vote in person at the Annual Meeting or instruct the proxy holders named in the enclosed proxy card how to vote your shares by marking, signing, dating, and returning the proxy card in the postage-paid envelope that we have provided to you.

        Proxies that are executed, but do not contain any specific instructions, will be voted "FOR" the election of the nominees for directors specified in this proxy statement and "FOR" ratification of the appointment of auditors. The persons named in the proxy will have authority to vote in accordance with their own discretion on any other matters that properly come before the meeting.

Who may attend the meeting?

        Only Stockholders on the record date are invited to attend the Annual Meeting. Proof of ownership of Warren Resources, Inc.'s common stock, as well as a form of personal identification photo, may be requested in order to be admitted to the Meeting. If you are a Stockholder of record, your name can be verified against our Stockholder list. If you hold your Warren shares in "street name"—for instance, through a broker—you must request a proxy from your broker or other nominee holding your shares in record name on your behalf in order to attend the meeting and vote at that time (your broker may refer to it as a "legal" proxy). If you own shares in street name, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy from your broker.

        Stockholders will be admitted to the Annual Meeting beginning at 9:15 a.m. No cameras, recording equipment or electronic devices will be permitted in the Meeting and large bags, briefcases or packages may be subject to inspection.

What are the quorum and voting requirements to elect the nominees for director and to ratify the appointment of our independent auditors?

        The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date of April 10, 2008, there were 58,274,680 shares of common stock outstanding.

        For proposal 1, the election of directors, the three nominees receiving the greatest number of votes at the Annual Meeting will be elected, even though such nominees may not receive a majority of the votes cast.

        For proposal 2, ratification of the appointment of our independent auditors, the appointment of the auditors will be ratified if the votes cast "for" ratification exceed the votes cast "against."

        For any other business that may properly come before the Annual Meeting, the vote of a majority of the shares voted on the matter will constitute the act of the Stockholders on that matter, unless the law, or our articles of incorporation or bylaws, require the vote of a greater number.

How are votes counted?

        Each share of common stock is entitled to one vote on each matter submitted to the Stockholders. Abstentions and "broker non-votes" will be counted only for purposes of establishing a quorum, but will not otherwise affect the outcome of the voting. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to non-routine matters. In counting the votes cast, only those cast "for" and "against" a matter are included, although you cannot vote "against" a nominee for director.

        If you hold your shares of common stock in your own name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will not affect the vote. If, however, your shares are held in "street name" and you fail to give instructions as to how you want your shares voted, the broker, bank or other nominee may vote the shares in their own discretion on certain routine matters, including the election of directors.

Will other matters be voted on at the Annual Meeting?

        We are not aware of any other matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the discretion of the proxy holders.

Can I revoke my proxy?

        You may revoke your proxy at any time before it has been exercised by:

  •
  Filing a written revocation with the Corporate Secretary at the following address: Warren Resources, Inc., 1114 Avenue of the Americas, 34th Floor, New York, NY 10036;

  •
  Filing a duly executed proxy bearing a later date; or

  •
  Appearing in person and voting by ballot at the Annual Meeting.

        Any Stockholder of record as of the record date attending the Annual Meeting may vote in person whether or not they previously have given a proxy, but the presence (without further action) of a Stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

        Our 2007 annual report to Stockholders, including financial statements for the fiscal year ended December 31, 2007, is being mailed to Stockholders concurrently with this proxy statement. The annual report, however, is not part of the proxy solicitation material. A copy of our annual report on Form 10-K filed with the Securities and Exchange Commission (the SEC), including the financial statements, may be obtained without charge by:

  •
  Accessing Warren's website at www.warrenresources.com or the EDGAR database at the SEC's website at www.sec.gov, or

  •
  Writing to Warren Resources, Inc., Investor Relations, Warren Resources, Inc., 1114 Avenue of the Americas, 34th Floor, New York, NY 10036;

        You also may obtain copies of our Form 10-K from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the SEC's public reference rooms.

        Your vote is very important. Please take the time to vote by completing and mailing the proxy card. A postage-prepaid envelope has been provided for your convenience. If your proxy card is returned unsigned, then your vote cannot be counted. If the returned proxy card is signed and dated without indicating how you want to vote, then your proxy will be voted as recommended by the Board of Directors.

Where can I find the voting results of the meeting?

        We will announce voting results at the meeting, and we will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2008. You can get a copy of this and other reports free of charge on the Company's website at www.warrenresources.com, or by contacting our Investor Relations Department at (212) 697-9660.

WARREN RESOURCES BOARD OF DIRECTORS

Item 1—Election of Directors

        The Company's By-Laws provide for the annual election of Directors. The Company's By-Laws also provide that the number of Directors shall be determined by the Board, which has set the number at eleven. Currently, the Board has ten Directors elected and serving and one vacancy, which vacancy shall continue after the 2008 Annual Meeting. The Board of Directors of Warren is divided into three classes of directors for purposes of election. One class of directors is elected at each annual meeting of Stockholders to serve for a three-year term.

        At the 2008 meeting, the terms of three existing directors are expiring. Each of the nominees listed below is a current director of Warren. If elected at this meeting, the directors will hold office until the expiration of each of their terms in 2011. Those directors not up for election this year will continue in office for the remainder of their terms.

        Unless otherwise instructed, the proxies received will be voted for the nominees named below to serve as directors. We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. If a nominee is unavailable for election, then the proxies will be voted for the election of another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting. Each director holds office until his or her successor has been duly elected and qualified or the director's earlier resignation, death or removal.

        The Board recommends that you vote "FOR" each of the nominees listed below.

DIRECTORS NOMINATED THIS YEAR FOR TERMS EXPIRING IN 2011

        Chet Borgida, age 63, was elected to the Board of Directors in November 2004 as an independent director and also serves as a member of our audit committee, which he chairs, and the compensation committee. Mr. Borgida has more than 30 years of domestic and international management experience in auditing and advising retail, distribution and media businesses. He was a partner at Grant Thornton LLP (Warren's independent auditors) from 1977 to 2001. While at Grant Thornton LLP, Mr. Borgida had no involvement in the review or preparation of Warren's audited financial statements. From 2006 through 2007, he served as the Chief Operating Officer of the Naples Realty Group, Inc. From 2001 to 2004, Mr. Borgida was a Senior Vice-President and Chief Financial Officer of Cross Media Marketing Corporation. In 2007, Mr. Borgida was elected to the Board of Directors MTS Medicine Technologies, Inc., a Nasdaq listed company. Mr. Borgida was also a director and member of the audit committees of Brand Partners Group, Inc., and Correctional Services Corporation, both Nasdaq listed companies. He graduated from Hunter College with a Bachelor Degree in Business Science in 1967. He is a member of the American Institute of Certified Public Accountants.

        Michael R. Quinlan, age 63, joined the Board as a director in January 2002 as an independent director and serves on the corporate governance committee of the Board, which he chairs. From 1963 to 2006, Mr. Quinlan was employed by the McDonald's Corporation. In 1979, Mr. Quinlan was appointed to the board of directors of McDonald's and served as the Chairman of the Board and Chief Executive Officer from 1990 to 1998. From 1998 to 1999, he served as Chairman of the Board of McDonald's Corporation. From 1987 to 1990, he served as the President and Chief Executive Officer of McDonalds. Currently he serves as the Chairman Emeritus of McDonalds Corporation. Mr. Quinlan is chairman of the board of trustees of both Ronald McDonald House Charities and Loyola University Chicago. Additionally, he is a member of the board of trustees of Loyola University Health System. He is also on the board of directors of Dun and Bradstreet Corporation. Mr. Quinlan earned a Bachelor of Science degree in 1967 and a Master's of Business Administration from Loyola University Chicago in 1970. He has been awarded Honorary Doctors of Law Degrees from Loyola University Chicago, Elmhurst College and Illinois Benedictine College.

        Norman F. Swanton, age 69, is and has been our President, Chairman of the Board and Chief Executive Officer since we were founded in June 1990. From October 1986 to 1990, he served as an independent financial advisor. From 1972 to 1985, he served as Chairman of the Board, President and Chief Executive Officer of Swanton Corporation, a publicly held company engaged in energy, retail and financial services businesses. From 1961 to 1972, he served as an executive officer for Glore, Forgan, Staats, Inc. and a divisional controller for Hayden Stone, Inc. which were New York Stock Exchange member securities and underwriting firms. He also served as a principal consultant to the Trust Fund of the New York Stock Exchange serving as its representative in the liquidation of several former New York Stock Exchange member firms. Mr. Swanton received his Bachelor of Arts Degree in History and Political Science from Long Island University in 1962 and attended Bernard Baruch Graduate School of Business in a graduate degree program in Accountancy and Finance from 1963 to 1966. He is the brother-in-law of Thomas G. Noonan (a Director of the Company).

        Although they are not being voted upon this year, the Company has the following current directors:

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2010

        Anthony L. Coelho, age 65, joined our Board as an independent director in May 2001 and serves on the compensation, which he chairs, and corporate governance committees of the Board. From December 2000 to the present, Mr. Coelho has devoted his time to serving on the boards of directors listed below and as an independent consultant and adviser. From 1998 through November 2000, he served as the General Chairman for the U.S. Presidential campaign of Vice President Al Gore. From 1995 to 1998, he was Chairman and Chief Executive Officer of ETC w/tci, Inc. an education and training technology company in Washington, D.C. and from 1990 to 1995, he served as President and CEO of Wertheim Schroeder Investment Services, Inc. From 1978 to 1989, he served five terms in the U.S. Congress, representing the State of California as a member of the U.S. House of Representatives. During his congressional terms, he served as Democratic Majority Whip from 1987 to 1989 and authored the Americans with Disabilities Act. Congressman Coelho was also appointed chairman of the President's Committee on the Employment of People with Disabilities by President Clinton. Congressman Coelho has served on a number of corporate boards and he currently serves on the boards of Ripplewood Holdings, LLC and Service Corporation International, a publicly traded company. Congressman Coelho earned a Bachelor of Arts degree in Political Science from Loyola Marymount University in 1964.

        Dominick D'Alleva, age 56, has been a director since June 1992. He was our Secretary until 2002 and became an independent director thereafter. He serves on the compensation, audit and corporate governance committees of the Board. Additionally, from 1995 to the present, he has been a principal with D and D Realty Company, LLC, a privately owned New York limited liability company involved in the acquisition and financing of real estate. From 1986 to 1995, he was engaged in residential New York City real estate for his own account and as general counsel to various real estate acquisition firms, where he negotiated contracts for the acquisition and financing of commercial real estate. From 1983 to 1985, he served as Executive Vice President, Director and General Counsel of Swanton Corporation, which engaged in energy, retail and financial services businesses. From 1980 to 1983 he was Associate Counsel of Damson Oil Corporation. From 1977 to 1980 he was an associate with Simpson, Thatcher & Bartlett specializing in securities and corporate law. Mr. D'Alleva received a Bachelor of Arts degree Summa Cum Laude from Fordham University in 1974 and earned his Juris Doctor degree with honors from Yale University in 1977.

        Espy Price, age 66, has been an independent director since May 2007 and serves on the compensation committee. Mr. Price retired in late 1999 as Vice President and General Manager of Chevron's Mid-Continent Business Unit, where he was responsible for all onshore USA exploration and production. From 1992 to 1996, he was Vice President of Chevron Overseas Petroleum, Inc., where he was responsible for Chevron's joint venture in the Republic of Kazakhstan. From 1990 to 1992, he was Vice President of Chevron's Gulf of Mexico Business Unit. From 1985 to 1990, he was employed at P.T. Caltex Pacific Indonesia, where he was Executive Vice President and Managing Director. From 1965 to 1985, he held various petroleum engineering positions with Chevron. Mr. Price earned a Bachelor of Science in Petroleum Engineering in 1963 and a Master of Science in Petroleum Engineering in 1969 from the University of Southwestern Louisiana.

        James M. McConnell, age 67, has been an independent director since May 2007 and serves on the audit committee. Mr. McConnell retired in 2002 from Instron Corporation, where he was President and CEO from 1990 to 2002. Instron Corporation is a leading supplier of instruments and systems for characterization of the mechanical properties of materials and systems. From 1986 to 1990, he was the President and CEO of Emerson Electric-Automatic Switch Division, and from 1985 to 1986 Mr. McConnell was President and COO of Rosemount Division of Emerson Electric and Group VP of Emerson Electric. Mr. McConnell currently serves on the Board of Directors of ESCO Technology, a NYSE listed company. He earned a Bachelor of Arts degree from the University of Texas at Austin in Mathematics and Physics in 1963.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2009

        Lloyd G. Davies, age 71, joined the board of directors as an independent director in July 2001. On March 17, 2006, Mr. Davies was appointed Executive Vice President of Warren and Chairman and Chief Executive Officer of Warren's principal operating subsidiary, Warren E&P, Inc., with primary offices based in Casper, Wyoming and Long Beach, California ("Warren E&P"). For the prior seven years he was in retirement. From 1992 through 1994, Mr. Davies was the Assistant Division Manager for the Western U.S. area for Texaco. Prior to that, from 1990 through 1992, Mr. Davies was the Manager and Director of Operations for Texaco's Far East Operations Division. During his career at Texaco, Mr. Davies was responsible for Texaco's 50% share in Caltex in Indonesia, which activities included new field development waterflooding and the world's largest steam flood operation. Mr. Davies also acted as Manager of Reservoir Engineering for ARAMCO in Saudi Arabia. Mr. Davies received a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma in 1958. In 1966, he received a Master of Science Degree in Petroleum Engineering with a Minor in Math from the University of Texas.

        Leonard DeCecchis, age 59, joined the board in September 2006 as an independent director and serves on the audit committee of the board. Mr. DeCecchis retired from Prestone Products Corporation, where he was Executive Vice President and Chief Financial Officer of Prestone Products Corporation and a member of its board of directors until June 1999, and has been an investor in real estate and numerous business ventures since that time. In 1994, Mr. DeCecchis participated in a management buyout of Prestone antifreeze and other car care products from First Brands Corporation, a NYSE company. The new Prestone management team was successful in growing sales and doubling operating income within three years. In 1997, the company was sold to Allied Signal Corporation yielding a substantial return on investment to the management investors. From 1986 to 1994, Mr. DeCecchis was Vice President and Treasurer of First Brands Corporation, which had also been a management buyout of the automotive and home products divisions of Union Carbide Corporation. Mr. DeCecchis joined Union Carbide in 1974 and held numerous positions in auditing, treasury and financial reporting. In 1971, Mr. DeCecchis began his career at Peat Marwick Mitchell & Co. Mr. DeCecchis received a Bachelor's degree from Pace University in 1971 and a Master of Business Administration from Fordham University in 1979. He was previously a Certified Public Accountant in New York.

        Thomas G. Noonan, age 69, joined the Board as a director in November 1997 and until March 16, 2006 served on the compensation committee of the Board. From 1980 to 1997, he served as Manager of Quality Assurance for Mars Inc., an international food and candy company. From 1961 to 1979, he was a microbiologist for the Environmental Department of the State of New York. Mr. Noonan received a Bachelor of Science degree from Fordham University in New York in 1959. He is the brother-in-law of Mr. Swanton.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL TO ELECT THE THREE NOMINEES TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS' MATTERS

        The Board is elected by the Stockholders to oversee their interest in the long-term health and the overall success of the Company's business and its financial strength. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the Stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

        The board of directors has established the following three standing committees: audit, compensation and corporate governance. Warren has always taken the issue of corporate governance seriously. The Board is comprised of a majority of independent directors and the Audit Committee, the Corporate Governance Committee and the Compensation Committee are comprised entirely of independent directors.

        The table below shows the current membership of each committee of the Board and the number of meetings each committee held in 2007:

Director	Audit		Compensation		Governance
Mr. Borgida	X	**	X
Mr. Coelho			X	**	X
Mr. DeCecchis	X
Mr. D'Alleva	X		X		X
Mr. McConnell	X
Mr. Price			X
Mr. Quinlan*					X	**
2007 Meetings Held	7		2		2

(*)
Serves in the capacity as Lead Director

(**)
Committee Chair.

Audit Committee

        The Audit Committee consists of Messrs. Borgida, DeCecchis, D'Alleva and McConnell. Mr. Borgida is chairman of the Audit Committee and he and Mr. DeCecchis are deemed by the Company to be "audit committee financial experts".

        The audit committee reviews the preparation of and the scope of the audit of our annual consolidated financial statements, reviews drafts of such statements, makes recommendations as to the engagement and fees of the independent auditors, and monitors the functioning of our accounting and internal control systems by meeting with representatives of management and the independent auditors. This committee has direct access to the independent auditors and counsel to Warren and performs such other duties relating to the maintenance of the proper books of account and records of Warren and other matters as the board of directors may assign from time to time.

        The purpose of the Audit Committee is to assist the Board in monitoring:

  •
  the integrity of the Company's financial statements;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence;

  •
  the performance of the Company's internal and independent auditors; and

  •
  the business practices and ethical standards of the Company.

        The Audit Committee is also directly responsible for:

  •
  the appointment, approval of compensation, retention and oversight of the work of the Company's independent auditor, Grant Thornton LLP; and

  •
  the preparation of the Audit Committee report.

        All of the members of the Audit Committee meet the independence requirements of the Nasdaq Stock Market, the Sarbanes-Oxley Act, the Securities Exchange Act and the rules of the Securities and Exchange Commission ("SEC") adopted thereunder, and the Company's Corporate Governance Guidelines. The Charter of the Audit Committee can be found on our website at www.warrenresources.com

Compensation Committee

        The Compensation Committee is responsible for translating our compensation objectives into a compensation strategy that aligns the interests of our executives with that of our stockholders. The Compensation Committee has overall responsibility for:

  •
  approving and evaluating the Company's director and executive officer compensation plans, policies and programs;

  •
  retaining compensation or other consultants to assist in the evaluation of director or executive compensation and otherwise to aid the Compensation Committee in meeting its responsibilities;

  •
  reviewing the compensation disclosures made in the proxy statement;

  •
  producing an annual Compensation Committee report, which is set forth below; and

  •
  approving and evaluating broad-based incentive programs, qualified equity plans and tax-qualified benefit plans to ensure that our compensation philosophy is executed consistently at all salaried levels of the Company.

        For a more detailed discussion of the composition and responsibilities of the Compensation Committee and the processes and procedures related to the determination of executive compensation, please see the "Compensation Discussion and Analysis" section of this proxy statement below.

        The Compensation Committee is comprised of four independent, non-employee directors. The Compensation Committee consists of Messrs. Borgida, Coelho, D'Alleva and Price. Mr. Coelho is the chairman of the Compensation Committee. The Compensation Committee has sole authority to administer our Stock Incentive Plans.

        The Charter of the Compensation Committee can be found on our website at www.warrenresources.com.

Corporate Governance Committee

        The Corporate Governance Committee consists of Messrs. Quinlan, D'Alleva and Coelho as members of the Corporate Governance Committee. Mr. Quinlan is the chairman of the Corporate Governance Committee.

        The Corporate Governance Committee has overall responsibility for:

  •
  assist the Board in identifying qualified individuals to become directors;

  •
  recommend to the Board qualified director nominees for election at the stockholders' Annual Meeting;

  •
  determine membership on the Board committees;

  •
  recommend Corporate Governance guidelines;

  •
  oversight of the Company's compliance structure and programs;

  •
  conduct annual self-evaluations of the Board and the Corporate Governance Committee; and

  •
  report annually to the Board on the Chief Executive Officer succession plan.

        The Charter of the Corporate Governance Committee can be found on our website at www.warrenresources.com.

Code of Business Conduct for All Directors, Officers and Employees

        The Board has adopted a Code of Business Conduct for all directors, officers and employees. It is the responsibility of every Company director, officer and employee to maintain a commitment to high standards of conduct and ethics. It is the intent of the Code of Business Conduct to inspire continuing dedication to the fundamental principles of honesty, loyalty, fairness and forthrightness. There shall be no waiver of any part of this Code for any director or officer except by a vote of the Board of Directors or a designated Board committee that shall ascertain whether a waiver is appropriate under all the circumstances. In case a waiver of this Code is granted to a director or officer, the notice of such waiver shall be posted on our website at www.warrenresources.com. A copy of the Code of Business Conduct is available on our website at www.warrenresources.com.

Code of Ethics for Senior Financial Officers

        The Board has also adopted a separate Code of Ethics for our chief executive officer, chief financial officer and chief accounting officer ("Senior Financial Officers' Code"). Each of the covered officers has to certify on an annual basis that the officer shall:

  •
  Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships;

  •
  Provide constituents with information that is accurate, complete, objective, relevant, timely and understandable;

  •
  Comply with all applicable laws, rules and regulations of federal, state and local governments, and other appropriate private and public regulatory agencies;

  •
  Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing the officer's independent judgment to be subordinated;

  •
  Respect the confidentiality of information acquired in the course of business except when authorized or otherwise legally obligated to disclose the information, acknowledging that confidential information acquired in the course of business is not to be used for personal advantage;

  •
  Proactively promote ethical behavior among employees at Warren and as a responsible partner with industry peers and associates;

  •
  Maintain control over and responsibly manage all assets and resources employed or entrusted to the officer by Warren; and

  •
  Report illegal or unethical conduct by any director, officer or employee that has occurred, is occurring or may occur, including any potential violations of the Senior Officers' Code or the Code of Business Conduct.

        There shall be no waiver of any part of the Senior Financial Officers' Code except by a vote of the Board of Directors or a designated Board committee that shall ascertain whether a waiver is appropriate under all the circumstances. In case a waiver of the Senior Financial Officers' Code is granted, the notice of such waiver shall be posted on our website at www.warrenresources.com. A copy of the Senior Financial Officers' Code that has been adopted by the Board of Directors is available on our website at www.warrenresources.com.

Selection of Directors

        The Company's Corporate Governance Guidelines state that the Corporate Governance Committee shall, for positions on the Board of Directors not currently filled: (a) identify the personal characteristics needed in a director nominee so that the Board as a whole will possess the Qualifications of the Board as a Whole as these qualifications are set forth in the Corporate Governance Guidelines; (b) compile, through such means as the Committee considers appropriate, a list of potential director nominees thought to possess the Individual Qualifications identified in the Corporate Governance Guidelines; (c) if the Committee so determines it to be appropriate, engage an outside consultant to assist in the search for nominees and to conduct background investigations on all nominees regardless of how nominated; (d) review the resume of each nominee; (e) conduct interviews with the nominees meeting the desired set of qualifications; (f) following interviews, compile a short list of nominees (which, at the discretion of the Committee, may consist of a single individual) who may meet, at a minimum, with the Chairman of the Board, the Chief Executive Officer and the Chairman of the Corporate Governance Committee and/or the Lead Director; and (g) evaluate the nominee(s) in relationship to the culture of the Company and the Board and its needs.

  Minimum Criteria for Board Members

  Each Candidate must possess at least the following specific minimum qualifications:

  •
  Each Candidate shall be prepared to represent the best interests of all of the Company's Stockholders and not just one particular constituency.

  •
  Each Candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field.

  •
  No Candidate, or family member (as defined in NASD rules), or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a Candidate, shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

  •
  Each Candidate shall be prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee of which he or she is a member, and not have other personal or professional commitments that would, in the Governance Committee's sole judgment, interfere with or limit his or her ability to do so.

  Desirable Qualities and Skills

        In addition, the Governance Committee also considers it desirable that Candidates possess the following qualities or skills:

  •
  Each Candidate should contribute to the Board's overall diversity—diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds.

  •
  Each Candidate should contribute positively to the existing chemistry and collaborative culture among Board members.

  •
  Each Candidate should possess professional and personal experiences and expertise relevant to the Company's goal of being a leading exploration and development company. At this stage of the Company's development, relevant experiences might include, among other things, senior level executive experience and relevant senior level expertise in one or more of the following areas—engineering, finance, accounting, sales and marketing, organizational development, information technology and public relations.

Affirmative Determinations Regarding Director Independence and Other Matters

        In accordance with NASDAQ Stock Market rules, the Board must affirmatively determine the independence of each director and director. The Board of Directors has determined each of the following directors to be an "independent director" as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the "NASD"):

Chet Borgida Anthony Coelho Dominick D'Alleva Leonard DeCecchis	Espy P. Price James McConnell Michael R. Quinlan

        In this proxy statement these seven directors are referred to individually as an "Independent Director" and collectively as the "Independent Directors."

        The Board of Directors has also determined that each member of the three committees of the Board currently meets the independence requirements applicable to those committees prescribed by the NASD, the SEC and the Internal Revenue Service. The Board of Directors has further determined that Chet Borgida and Leonard DeCecchis, members of the Audit Committee of the Board of Directors, are "audit committee financial experts" as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

Stockholder Participation in the Selection of Director Nominees

        The Corporate Governance Committee did not receive any names of individuals suggested for nomination to the Company's Board of Directors by its stockholders during the past year. However, the Board will consider individuals identified by stockholders on the same basis as nominees identified from other sources. Stockholders wishing to submit the name of an individual for consideration must submit the recommendation in writing to the Company's Corporate Secretary at the Company's principal executive offices, including:

  •
  the name, address and comprehensive biography of the director nominee and an explanation of why the nominee is qualified to serve as a director;

  •
  the name, address and telephone number of the stockholder or group of stockholders making the recommendation, proof of ownership, number of shares and length of time the shares of the Company's voting securities have been beneficially owned by the stockholder or group of stockholders, and a representation that the stockholder or group of stockholders is entitled to and will remain entitled to vote at the Company's next Annual Meeting; and

  •
  a letter in writing from the individual being recommended certifying his or her willingness to serve, if elected as a director.

        Nominations must be received no earlier than the close of business on the 120th day prior to, and no later than the close of business on the 90th day prior to, the first anniversary of our last Annual Meeting. The Board has set February 20, 2009 as the latest date when nominations must be made by stockholders for our 2009 Annual Meeting of Stockholders.

Lead Director at the Non-Employee Directors' Executive Sessions

        The Board of Directors has elected Mr. Quinlan as its Lead Director. As Lead Director, Mr. Quinlan's role is to aid and assist the Chairman and the remainder of the Board of Directors in assuring effective corporate governance in managing the affairs of the Board of Directors and the Company.

        Additionally, Mr. Quinlan presides at executive sessions of the non-employee directors. Executive sessions are held before and after each regularly scheduled quarterly meeting of the Board of Directors and at any other board meetings as requested by the directors. Mr. Quinlan is also the chair and a member of the Corporate Governance Committee.

Meetings of the Board of Directors

        During 2007, the board of directors met four times. All of the directors attended each meeting in person or telephonically.

Non-employee Director Meetings

        Pursuant to the Company's Corporate Governance Policies, non-employee directors may meet in non-employee director or committee sessions at the discretion of the non-employee directors. If any non-employee directors are not independent, then the independent directors shall schedule an independent director session at least once per year. The chair of the Audit, Compensation or Corporate Governance Committee leads non-employee board and committee sessions and the independent director sessions and is chosen by the non-employee directors and independent directors, respectively, based on who is the most knowledgeable and appropriate leader given the subject of the meeting. The session leader can retain independent consultants and schedule meetings. The non-employee directors met four times in 2007.

Compensation of Directors

        Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant amount of time that directors spend in fulfilling their duties to the Company and its stockholders as well as the skill level required by the Company's Board members. Directors who are also employees of Warren receive no additional compensation for their services as directors. During 2007, each non-employee director received:

  •
  upon becoming a member of the Board, if the director joined the Board in 2007, options to purchase 10,000 shares of our common stock exercisable at the then current fair market price for a period of five years;

  •
  an annual grant of options to purchase 5,000 shares of our common stock exercisable at the then current fair market price for a period of five years or a corresponding fair value of restricted stock units;

  •
  annual retainer fee of $27,500 and reimbursement for travel expenses and other out-of-pocket costs incurred in connection with attending Board and committee meetings;

  •
  annual retainer fee of $7,500 for the chairman of the audit committee and $5,000 for the chairman of the corporate governance and compensation committee; and

  •
  $2,000 for each Board meeting attended, $1,500 for each audit committee meeting attended and $1,000 for each corporate governance and compensation committee meeting attended.

Director Compensation Table for 2007

        The following table sets forth information concerning total director compensation during the 2007 fiscal year for each non-employee director.

Name	Fees Earned or Paid in Cash ($)	Stock Option Awards ($)(1)	Stock Awards ($)(2)	Total ($)
Chet Borgida	$56,500	$14,604	—	$71,104
Anthony Coelho	44,500	14,604	—	59,104
Dominick D'Alleva	50,000	14,604	—	64,604
Len DeCecchis	48,000	14,604	—	62,604
Thomas Noonan	37,500	14,604	—	52,104
Espy Price	35,500	10,078	—	45,578
James McConnell	38,000	10,078	—	48,078
Michael R. Quinlan	43,500	14,604	—	58,104

(1)
The amounts included in the "Option Awards" column represent the compensation cost recognized by the Company in 2007 related to stock option awards to directors, computed in accordance with SFAS No. 123(R). For a discussion of valuation assumptions, see Note A—Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2007. As of December 31, 2007, each of the non-employee directors had aggregate outstanding stock options as follows: Mr. Borgida—41,667 vested and exercisable stock options and 8,333 unvested stock options that vest in 2008 and 2009; Mr. Coelho—36,667 vested and exercisable stock options and 8,333 unvested stock options that vest in 2008 and 2009; Mr. D'Alleva—36,667 vested and exercisable stock options and 8,333 unvested stock options that vest in 2008 and 2009; Mr. DeCecchis—11,667 vested and exercisable stock options and 8,333 unvested stock options that vest in 2008 and 2009; Mr. Noonan—16,667 vested and exercisable stock options and 8,333 unvested stock options that vest in 2008 and 2009; Mr. Price—no vested and exercisable stock options and 10,000 unvested stock options that vest in 2008 and 2009; Mr. McConnell—no vested and exercisable stock options and 10,000 unvested stock options that vest in 2008 and 2009; and Mr. Quinlan—36,667 vested and exercisable stock options and 8,333 unvested stock options that vest in 2008 and 2009.

(2)
The amounts included in the "Stock Awards" column represent the compensation cost recognized by the Company in 2007 related to non-option awards to directors, computed in accordance with Statement of Financial Accounting Standards No. 123(R), or SFAS No. 123(R). For a discussion of valuation assumptions, see Note A—Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2007. At December 31, 2007, no non-employee Director held Stock Awards.

        The following table contains the grant date fair value of stock option awards made to our non-employee directors during 2007.

Directors	Grant Date	Stock Options (#)	Restricted Stock Stock (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Chet Borgida	March 9, 2007	5,000	—	$10.51	$19,550
Anthony Coelho	March 9, 2007	5,000	—	$10.51	$19,550
Dominick D'Alleva	March 9, 2007	5,000	—	$10.51	$19,550
Len DeCecchis	March 9, 2007	5,000	—	$10.51	$19,550
Thomas Noonan	March 9, 2007	5,000	—	$10.51	$19,550
Espy Price	May 17, 2007	10,000	—	$12.99	$10,077
James McConnell	May 17, 2007	10,000	—	$12.99	$10,077
Michael R. Quinlan	March 9, 2007	5,000	—	$10.51	$19,550

(1)
Closing stock price on date of grant.

(2)
The amounts included in the "Grant Date Fair Value of Stock and Option Awards" column represent the grant date fair value of the awards made to non-employee directors in 2007 computed in accordance with SFAS No. 123(R). The value ultimately realized by a director upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to the SFAS No. 123(R) determined value. For a discussion of valuation assumptions, see Note A—Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2007. On March 9, 2007, the named non-management directors were awarded 5,000 stock options exercisable at $10.51 per share for five years. On May 17, 2007, Mr. Price and Mr. McConnell joined the Board and received 10,000 stock options exercisable at $12.99 per share. All stock options granted in 2007 vest: 1/3rd one year from grant, 1/3rd two years from grant and 1/3rd three years from grant. Reflects grant date fair values computed in accordance with the Statement of Financial Accounting Standards No. 123R on the date of grant.

DEFERRED COMPENSATION PLAN

        The Company maintains a Deferred Compensation Plan for non-employee directors. The Deferred Compensation Plan allows non-employee directors to defer receipt of up to 100% of their board and committee retainers and/or board and committee meeting fees. The Deferred Compensation Plan permits participants to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds. In general, deferred amounts are distributed to the participant upon termination or at a specific date as elected by the participant.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of March 31, 2008, there were 58,234,346 shares of Warren common stock outstanding entitled to vote at the meeting. Each of these shares is entitled to one vote. The information provided below summarizes the beneficial ownership of officers and directors of the Company and owners of more than 5% of outstanding common stock. "Beneficial ownership" generally includes those shares of common stock someone has the power to vote, sell or acquire within 60 days. It includes common stock that is held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

Directors and Executive Officers

        As of March 31, 2008, the directors and executive officers of the Company beneficially owned, in the aggregate, 4,286,065 shares of Warren common stock (approximately 7.4% of the outstanding shares entitled to vote at that time).

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Ownership
Norman F. Swanton(1)(2)	2,761,676	4.7%
Timothy A. Larkin(2)	411,213	*
Lloyd G. Davies(2)	133,333	*
Kenneth Gobble(2)	163,333	*
David E. Fleming(2)	84,634	*
Stewart P. Skelly(2)	96,750	*
Bruce A. Berwager(2)	16,667	*
Dominick D'Alleva(2)	85,521	*
Chet Borgida(2)	48,000	*
Anthony L. Coelho(2)	91,700	*
Leonard DeCecchis(2)	55,000	*
Thomas G. Noonan(2)	18,633	*
Espy P. Price(2)	-0-	*
James McConnell(2)	-0-	*
Michael R. Quinlan(2)	249,423	*
All directors and executive officers as a group (15 persons)	4,286,065	7.4%

*
Less than one percent.

(1)
Includes 97,735 shares owned by a charitable foundation for which Mr. Swanton is a trustee.

(2)
Excludes certain stock options exercisable at $13.85 per share for five years granted on March 23, 2006, which vest 1/3rd on March 23, 2009. The amount of unvested options that were granted to the referenced persons on March 23, 2006 are: 33,333 for Norman F. Swanton; 16,667 for Timothy A. Larkin; 10,000 for Lloyd G. Davies; 10,000 for Kenneth Gobble; 10,000 for Stewart Skelly; 6,667 for David E. Fleming; and 1,667 for each of Chet Borgida, Dominick D'Alleva, Leonard DeCecchis, Anthony Coelho, Thomas Noonan and Michael R. Quinlan. Also, excludes stock options and restricted stock granted on March 9, 2007 exercisable at $10.51 per share for five years and restricted stock grants, which 1/3rd on March 9, 2009 and 1/3rd on March 9, 2010. The amount of unvested options that were granted to the referenced persons on March 9, 2007 are: 3,333 for each of Chet Borgida, Dominick D'Alleva, Leonard DeCecchis, Anthony Coelho, Thomas Noonan and Michael R. Quinlan, and 100,000 stock options for Mr. Swanton; 25,000 stock options and 9,259 shares of restricted stock for Mr. Larkin; 26,667 stock options for Mr. Gobble; 26,667 stock options for Mr. Davies; 9,925 shares of restricted stock for Mr. Fleming, 9,925 shares of restricted stock for Mr. Skelly, and 10,000 stock options for Mr. Berwager. Also excludes stock options granted on March 7, 2008 exercisable at $11.15 per share for five years and restricted stock grants, which vest 1/3rd on March 7, 2009, 1/3rd on March 7, 2010 and 1/3rd on March 7, 2011. The amount of unvested options that were granted to the referenced persons on March 7, 2008 are: 5,000 for each of Chet Borgida, Dominick D'Alleva, Leonard DeCecchis, Anthony Coelho, Thomas Noonan and Michael R. Quinlan, and 150,000 stock options for Mr. Swanton; 37,500 stock options and 13,875 shares of restricted stock for Mr. Larkin; 40,000 stock options for Mr. Gobble; 40,000 stock options for Mr. Davies; 14,800 shares of restricted stock for Mr. Fleming, 14,800 shares of restricted stock for Mr. Skelly, and 18,500 shares of restricted stock for Mr. Berwager.

Certain Beneficial Owners

        The following table shows the beneficial owners of more than five percent of the Company's common stock based on information received as of February 15, 2008.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Ownership
NWQ Investment Management Company, LLC(1)	8,040,952	13.8%
Neuberger Berman Inc.(2)	7,053,977	12.1
Wellington Management Company, LLP(3)	5,763,658	9.9
Daruma Management(4)	3,081,000	5.3

Total	23,939,587	41.1%

(1)
Based on its Schedule 13G/A filed February 14, 2008 with the SEC with respect to its securities as of December 31, 2007. NWQ Investment Management, LLC has its principal office at 2049 Century Park East, 16th Floor, Los Angeles, CA 90067. NWQ Investment Management states that it has sole voting power as to 7,443,502 shares and sole dispositive power as to 8,040,952 shares.

(2)
Based on its Schedule 13G/A filed February 12, 2008 with the SEC with respect to its securities as of December 31, 2007, Neuberger Berman Inc. has its principal office at 605 Third Avenue, New York, NY 10158. Neuberger Berman states that it has sole voting power as to 5,849,577 shares, and shared dispositive power as to 7,053,977 shares.

(3)
Based on its Schedule 13G filed February 14, 2008 with the SEC with respect to its securities as of December 31, 2007, Wellington Management Company, LLP has its principal office at 75 State Street, Boston, MA 02109. Wellington Management states that it has shared voting power as to 5,645,558 shares, and sole dispositive power as to 5,763,658 shares.

(4)
Based on its In its Schedule 13G filed February 13, 2008 with the SEC with respect to its securities as of December 31, 2007, Daruma Asset Management, Inc. has its principal office at 80 West 40th Street, 9th Floor, New York, NY 10018. Daruma Asset Management states that it has sole investment discretion as to 3,081,000 shares, and sole voting power as to 1,168,800 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the SEC initial reports of beneficial ownership ("Form 3") and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Form 4"). Executive officers, directors and greater than ten percent stockholders of the Company are required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting obligations of the Company's officers, directors and greater than ten percent stockholders under Section 16(a) were satisfied during the year ended December 31, 2007.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Biographical information concerning the executive officers of the Company is set forth below. Biographical information concerning Norman F. Swanton and Lloyd G. Davies is set forth above under the caption "Warren Resources Board of Directors."

        Timothy A. Larkin, age 45, has served as our senior vice president and chief financial officer since January 1995. On March 17, 2004, Mr. Larkin was appointed as our executive vice president. From 1991 to 1994, he served as accounting manager of Palmeri Fund Administrators, Inc., an administrative services company providing accounting, administrative and investment advisory support to over 50,000 limited partners in investment funds primarily sponsored by Merrill Lynch and Oppenheimer & Co. Inc. From 1985 to 1991, he was employed in the audit department of Deloitte & Touche, LLP, an international public accounting firm, attaining the level of audit manager. Mr. Larkin received his Bachelor of Science degree in Accounting from Villanova University in 1985.

        Kenneth A. Gobble, age 49, became our senior vice president in January 2003. On March 17, 2004, Mr. Gobble was appointed president and chief operating officer of Warren E&P, Inc., our principal operating subsidiary, based in Casper, Wyoming. From 1996 to December 2002, he was vice president—rocky mountain region for Warren E&P. Prior to joining Warren E&P in 1996, Mr. Gobble had extensive experience with major service companies including Schlumberger Well Services. Additionally, Mr. Gobble has extensive experience in numerous advanced applications for natural gas and oil drilling operations including logging-while-drilling, formation evaluation, 3-D seismic vertical seismic profiling, horizontal drilling and coalbed methane development. Mr. Gobble received his Bachelor of Science degree in Petroleum Engineering and a Bachelor of Science degree in Mathematics from New Mexico Institute of Mining and Technology in 1986.

        Bruce A. Berwager, age 52, became a senior vice president and general manager of Warren E&P in November 2006. From September 2005, Mr. Berwager was employed by Chevron USA Production Company, where he handled various business development, commercial and acquisition opportunities for the California Business Unit having 225,000 barrels of oil equivalent daily production. In the previous year, he was Founder and Principal of BEAM Consulting Services, a, petroleum engineering firm focused on reservoir studies, field development planning, business development and operational troubleshooting. From 1997 to 2004, he held various senior operating positions with Venoco, Inc., a NYSE listed oil and gas exploration and development company. Mr. Berwager ultimately was appointed as Venoco's Chief Operating Officer and a member of its Board of Directors. From 1986 to 1997, he held various engineering and management positions with Conoco, Inc. (now ConocoPhillips) in the Persian Gulf, North Sea and US. From 1979 to 1986 he was employed by Unocal Corporation as a Petroleum/Drilling Engineer in Southern California involving offshore field development, exploration support and waterflood implementation. Mr. Berwager received a Bachelor of Science in Petroleum and Natural Gas Engineering degree in 1979 from the Pennsylvania State University. He received a Master of Science in Petroleum Engineering from the University of Southern California in 1983.

        David E. Fleming, age 53, joined us in July 2001 as a senior vice president and general counsel. In September 2002, Mr. Fleming was also elected our corporate secretary. From January 1999 to June 2001, he was a partner with the law firm of Cummings & Lockwood, where he practiced corporate and securities law. For the five years prior thereto, he practiced corporate law at Epstein, Becker & Green, P.C., New York, New York, where he was a member of the firm and currently maintains of counsel status. Mr. Fleming does not provide any legal services to the Company on behalf of Epstein, Becker & Green, P.C. Mr. Fleming received a Bachelor of Arts degree from Cornell University in 1976 and a

Juris Doctor, cum laude, from the University of Maryland School of Law in 1980. He is admitted to practice law in the states of New York, Connecticut and Maryland.

        Stewart P. Skelly, age 33, has served as our corporate controller since 2002 and as a vice president since March 2004. From 2000 to 2002, he served as our assistant controller. From 1997 to 2000, Mr. Skelly was employed by News Corp., a global media conglomerate, attaining the level of accounting manager. From 1992 to 1997, Mr. Skelly was employed by Kearney McArdle, a midsize public accounting firm in Ireland, attaining the level of audit senior. Mr. Skelly is a graduate of Griffith College Dublin and is a Chartered Certified Accountant.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion and analysis of compensation ("CD&A") arrangements of our named executive officers ("NEOs") for 2007 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Philosophy

        Our overall compensation philosophy is to provide a compensation package that enables us to attract, retain and motivate senior executives to achieve our short-term and long-term business goals. Consistent with this philosophy, the following goals provide a framework for our NEO compensation program:

        The primary objectives of our executive compensation programs are:

  •
  motivating NEOs to achieve and even exceed strategic, operational and financial short-term and long-term goals by rewarding strong execution with individual compensation;

  •
  attracting, engaging, developing and retaining high performing NEOs who must operate in a high demand environment;

  •
  aggregate the elements of total compensation to reflect competitive market requirements and to address strategic business needs;

  •
  expose a significant portion of each NEOs compensation to risk, the degree of which will positively correlate to the level of the NEOs responsibility and performance; and

  •
  aligning the interests of executives and stockholders.

        To achieve these objectives, Warren uses a mix of compensation elements, including:

  •
  base salary;

  •
  cash incentives;

  •
  equity incentives;

  •
  employee benefits; and

  •
  change of control benefits.

Role and Processes of the Compensation Committee

        Our executive compensation program is administered by the Compensation Committee of the Board of Directors. The members of this Committee are Anthony Coelho, Chairman, Chet Borgida, Dominick D'Alleva and Espy Price, each an independent, non-employee director. In 2007, the Compensation Committee met twice and all members of the Compensation Committee were present during those meetings.

        Under the terms of its Charter, the Compensation Committee is responsible for recommending to the Board of Directors the type and level of compensation to be granted to our executive officers. In fulfilling its role, the Compensation Committee:

  •
  grants stock options and restricted stock units under the Stock Incentive Plans,

  •
  recommends to the Board the compensation levels, including annual salary, bonus and stock options, for executives and other employees, as necessary, and

  •
  reviews on a periodic basis the operation and administration of our executive compensation programs.

        We offer our executives annual base salaries, annual cash incentive compensation, long-term incentive compensation and other employee benefits that are intended to be competitive with those offered at similar oil and gas exploration and production companies with comparable market capitalization, assets and sales. We review compensation paid at these companies because their size and business make them most comparable to us. We also believe these companies likely compete with us for executive talent. We engage a compensation consultant to identify annually the median compensation paid to executives holding equivalent positions or having similar responsibilities at these companies. These companies change from time to time. We may also use general compensation surveys sponsored by nationally recognized compensation consulting firms to assist us in making compensation decisions.

        During 2007, the Compensation Committee and the Company relied on compensation information produced by a consulting firm retained by management in August 2006. The Committee and the Company engaged Mercer Consulting to provide us with median compensation information for peer companies. For 2007, we generally benchmarked the compensation that we pay to our executives against the median compensation that 14 peer group companies (the "E&P Peer Group") pay to their executives. We benchmark against median compensation because it allows us to attract and retain employees, provides an incentive for employees to strive for better than average performance to earn better than average compensation, and helps us to manage the overall cost of our compensation program. The compensation information provided by the consultant includes median base salary, annual cash incentive compensation, long-term incentive compensation and total direct compensation. Total direct compensation is the sum of base salary, annual cash incentive compensation and long-term incentive compensation. Our current E&P Peer Group companies include:

Energy Partners, Ltd. Petroleum Development Corp. Resource America, Inc. Meridian Resource Corp. Brigham Exploration Co. Goodrich Petroleum Corp. Berry Petroleum Company	Swift Energy Company Venoco, Inc. McMoran Exploration Co. Carrizo Oil & Gas, Inc. Clayton Williams Energy, Inc. Parallel Petroleum Corporation PetroQuest Energy, Inc.

        The Compensation Committee received the compensation recommendations from our Chief Executive Officer ("CEO"), relevant background information on our executives and officers and compensation studies conducted by Mercer Consulting. The Compensation Committee then reviewed the compensation recommendation with the CEO for all executives, except for the CEO. The CEO was not present during the discussion of his compensation.

        Commencing in 2007, the Compensation Committee delegated the authority to make initial option grants to new employees (within an approved range) to the CEO within a pre-approved compensation matrix. All new employee grants in excess of the CEO limit, subsequent grants to existing employees and any grant to executives are approved by the Compensation Committee.

Compensation Program

        In order to achieve the objectives discussed above, the elements of our total compensation packages include base salary and annual bonus, all paid in cash, as well as long-term compensation in the form of stock options or restricted common stock, employee benefits and change of control benefits. We believe that appropriately balancing the total compensation package and ensuring the viability of each element of the package is necessary in order to provide market-competitive compensation. The costs of our compensation programs are a significant determinant of our competitiveness. Accordingly, we are focused on ensuring that the balance of the various components of our compensation program is optimized to motivate employees to improve our results on a cost-effective basis.

Review of External Data

        Each year, we survey the compensation practices of our peers in the United States in order to assess our competitiveness. In August 2006, Mercer Consulting, Inc., a compensation consultant, prepared an analysis and report for the Compensation Committee, which analyzed data from oil and gas exploration and production companies in our size and market capitalization range (the "E&P Peer Group"). Mercer conducted assessments in three areas of compensation: (1) total direct compensation (base salary) for our NEOs; (2) target total cash compensation (salary and bonus); and (3) equity (stock option grants). Mercer Consulting analyzed compensation for most executive positions of the E&P Peer Group. We based the compensation levels for 2007 on the data from the E&P Peer Group.

        For NEOs in fiscal year ended December 31, 2007, the Compensation Committee generally targeted the aggregate value of our total cash compensation (base salary and bonus) for our senior management at the 50th to 75th percentile of the E&P Peer Group. We strongly believe in engaging the best talent in critical functions, and this may entail negotiations with individual executives who may have significant retention packages in place with other employers. In order to attract such individuals to our Company, we may determine that it is in our best interests to negotiate packages that deviate from the general principle of targeting total compensation at the fiftieth percentile of our E&P Peer Group. Similarly, we may determine to provide compensation outside of the normal cycle to individuals to address retention issues.

Compensation Elements

Cash Compensation

  Base Salary

        Base salary is primarily determined by competitive pay and individual job performance. Base salaries for NEOs are reviewed annually or more frequently should there be significant changes in responsibilities. In each case, we take into account the results achieved by the NEO, his or her future potential, scope of responsibilities and experience, and competitive salary practices. Approved increases in base salary were effective February 2007.

        The Company's performance in fiscal 2007 was a reflection, to a certain extent, on our CEO's individual performance. After reviewing our CEO's 2006 performance in January 2007, the Compensation Committee decided to increase our CEO's base salary for 2007 by approximately 3.3%, reflecting the increase in the 2007 Consumer Price Index for New York. This placed his salary in the 50th to 75th percentile of the E&P Peer Group according to Mercer Consulting. We believe our increase of our CEO's salary for 2007 was justified given our Company's exceptional performance during his tenure. During fiscal year ended December 31, 2007, our revenue increased by approximately 71%, and our net income increased by approximately 83% from fiscal 2006.

        The NEOs received base salary increases for 2007 as follows based on the individual NEO's performance and a review of the Company's E&P Peer Group:

  •
  Mr. Larkin's base salary was increased by 3.3%, which placed his salary in the 50th to 75th percentile of the E&P Peer Group.

  •
  Mr. Gobble's base salary was increased by 5.0%, which placed his salary in the 50th to 75th percentile of the E&P Peer Group.

  •
  Mr. Davies' base salary was increased by 2.4%, which placed his salary in the 50th to 75th percentile of the E&P Peer Group.

        For 200, Mr. Berwager received no increase in base salary because he had only become employed by the Company in November 2006. The range of this distribution above reflects positioning and particular individual performance. Although the range in base pay adjustments is fairly broad, the final base salaries for the NEOs are within a reasonable range of the 60th percentile of the E&P Peer Group, which is the Committee's target for the NEOs considering the comparatively higher cost-of-living and state taxation in the city and state where Warren is headquartered.

  Incentive Bonuses

        Our annual cash incentive bonus plan is designed to reward and retain employees for achieving financial and operating goals that are key to the success of our business and aligned with the near and long term interests of our Company and our shareholders. Management sets incentive bonus targets for each eligible employee as a percentage of base salary based on their position. At the beginning of each fiscal year, the Compensation Committee, working with management, will set oil and gas production and operating income goals for our Company. Generally goals are set at or above prior year results and budgeted levels. Each NEO's bonus will be based upon their individual performance and contribution.

        In February 2007, the Compensation Committee approved internal operational, financial and safety measures including a minimum level of performance above which bonuses begin to accrue, a target level of performance required to earn the target bonus payout and the respective weightings for each measure.

        The calculations for the bonus payouts for 2007 considered the following corporate operating goals:

  •
  increases in oil and gas production volume growth;

  •
  increases in cash flow from operations; and

  •
  reductions in drilling costs, operating expenses and other factors.

        During the fiscal year ended December 31, 2007, the bonus targets for our NEOs were as follows: 150% of base salary for the CEO; 100% of base salary for the CFO; 75% of base salary for other

Executive Vice Presidents ("EVPs") and between 30% and 75% of base salary for Senior Vice Presidents and Vice Presidents. Each year, the bonus and commissions structure is reviewed to ensure that the design and payment structure is consistent with our compensation philosophy and competitive with our designated E&P Peer Group.

        In 2007, as further described below, Warren achieved the initial threshold performance amount in a majority of its corporate operating goals. As a result, the incentive bonus pool for all employees in 2007 which was paid in 2008 was $1.5 million. The five NEOs received $0.9 million of the total bonus pool, representing 63% of the total cash bonus pool. This compares to the 2006 bonus pool of $0.5 million which was paid in 2007. The cash bonus amount for each NEO shown in the Summary Compensation table below is a reflection of the success or lack thereof in achieving our corporate goals.

        The incentive bonus for each NEO was calculated as follows:

Target Bonus($)	X	Performance Unit Multiplier(%)	X	Individual Results(%)	=	Bonus Payment
Base salary times applicable target incentive multiplier		Derived from aggregating the target bonus of all participants in the Executive Bonus Plan and achievement of identified corporate operating goals		Based on each executive officer's achievement of individual goals tied to the corporate operating plan and strategic objectives; could not exceed 150%

        The allocation of each executive's individual results percentage was determined by the Compensation Committee with respect to the bonus awarded to our CEO; by the Compensation Committee and our CEO with respect to the bonus awarded to our EVPs; and by the Compensation Committee, our CEO and Chief Financial Officer ("CFO") for all other executive officers.

        Please refer to the Non-Equity Incentive Compensation Plan Compensation column under the Summary Compensation Table below for actual cash bonus amounts earned in fiscal year ended 2007.

Total Cash Compensation

        As reflected in the Summary Compensation Table below, the total cash compensation for Mr. Swanton, Mr. Larkin, Mr. Gobble and Mr. Berwager is between the 50th and 75th percentile of the E&P Peer Group and the total cash compensation for Mr. Davies is between the 25th and 50th percentile of the E&P Peer Group.

Long-term Compensation

Equity Incentives

        The equity incentive component of our executive compensation program consists of grants of (i) annual stock options and restricted stock units, and (ii) new-hire stock options. We use equity compensation to motivate and reward strong performance and retain valued executives, as equity compensation typically vests over a period of three years after the date of grant. New-hire equity grants also act as a means to attract qualified candidates. Warren strongly believes that equity awards serve to align the interests of its executives with those of its stockholders. By having a substantial portion of the executive officer's target compensation at risk through equity compensation, executives are motivated to align themselves with our stockholders when taking actions that will benefit us in the long-term.

        The Compensation Committee, with input from our CEO and CFO (other than with respect to their own compensation), determined the level of equity compensation opportunity based upon competitive data and each executive officer's relative position, responsibilities, performance over the previous fiscal year, and anticipated future performance and responsibilities.

Stock options

        Based on our compensation philosophy, a substantial portion of our compensation program rewards the long-term performance of our Company, and the retention of NEOs. Long-term compensation is delivered to our NEOs through stock options granted upon their initial hire, and through ongoing annual grants. Similar to base salary increases, option grants are also granted to reflect promotions and significant changes in responsibility. Although the expense of stock options affects our financial statements negatively, we continue to believe that this is an important element of compensation that forces NEOs to focus on our long-term financial and operational performance, and forces NEOs to work toward the creation of stockholder value. Stock options were granted with an exercise price that was equal to the fair market value of our common stock on the grant date. As a result, the executives will only be able to realize value if our common stock price rises and our stockholders also realize value. In order to provide an incentive for continued employment, stock options granted under the Stock Incentive Plans are "time-based," and generally 1/3rd vest one year after grant, 1/3rd after two years after grant and 1/3rd after three years after grant. Stock option grants generally expire five years from the date of the grant. This schedule provides a reasonable time frame to align each NEO's compensation with the appreciation of the Company's stock price, while managing potential dilution effectively.

        Initial stock option grants and annual option grants for plan participants are generally determined within ranges established for each job level. These ranges are established based on our desire to position compensation levels relative to the competitive market. Specific recruitment needs are taken into account for establishing the levels of initial option grants. Annual option grants take into consideration a number of factors, including performance of the individual, job level, prior grants and competitive external levels. The goals of option grant guidelines are to ensure future grants remain competitive from a grant value perspective, and to ensure option usage consistent with option pool forecasts.

Option grant practice

        The Compensation Committee has provided the CEO with the authority to make initial option grants to new employees (within an approved range). During 2007, initial hire grants that were within the CEO's approved range were granted on the employee's start date. Based on the definition of "fair market value" in our Stock Incentive Plan, options are granted at 100% of the closing sales price of our stock on the last market trading date prior to the grant date.

        For annual option and restricted stock grants to all employees, the Compensation Committee reviews and approves recommendations from the CEO. These grants are usually granted in March after our annual report on Form 10-K is filed with the SEC. For 2007, these grants were made on March 9, 2007. As a matter of policy, annual grants are made on the second business day after the day of our previous year earnings release and our annual report on Form 10-K is filed with the SEC or the next trading day. This timing enables management and the Compensation Committee to consider performance by both the Company and the individual, and to balance such performance against our expectations for the current year. This timing also ensures that all current financial and operating information is made publicly available before any grants are made. We do not time the granting of our options or restricted stock units with any favorable or unfavorable news released by the Company. The initial grants are based on the date of hiring of our new employees.

Restricted Stock grant practice

        Restricted stock provides NEOs an opportunity to receive shares of Company stock provided they remain employed with the Company for a set period of time. Awards of restricted stock provide a valuable retention element to the overall compensation package for our NEOs. As with stock options, restricted stock awards provide a stock ownership vehicle and direct link to shareholder value creation since the value of the award can fluctuate up or down with changes in the Company's stock price. Restricted stock awards typically vest equally over three years from the date of grant. NEOs receive any dividends on the shares and also have voting rights. Generally, an NEO will forfeit any unvested restricted shares if the NEO terminates voluntarily or is terminated for cause prior to the vesting date.

        The following table shows a comparison of the annual stock option and restricted stock grants made to the five most highly compensated employees during fiscal years ended 2007 and 2006:

	2007		2006
NEO	Stock Option Awards	Restricted Stock Awards	Stock Option Awards		Restricted Stock Awards
Norman F. Swanton	150,000	—	100,000		—
Timothy A. Larkin	37,500	13,888	50,000		—
Lloyd G. Davies	40,000	—	30,000		—
Kenneth Gobble	40,000	—	30,000		—
Bruce A. Berwager	15,000	—	50,000	(1)	—

(1)
Granted to Mr. Berwager upon joining Warren in November 2006.

Retirement and Deferred Compensation Benefits

        We do not provide our executive officers with a defined benefit pension plan or any supplemental executive retirement plans, nor do we provide our executive officers with retiree health benefits. Warren's employees, including the NEOs, may participate in Warren's 401(k) Retirement Savings Plan, which provides for a matching contribution by Warren of up to 100% of the employee's matching contribution, which is limited to $15,500 in fiscal year 2007 and $15,500 in fiscal year 2008. Warren makes a matching contribution to help attract and retain employees and to provide an additional incentive for our employees to save for their retirement in a tax-favored manner.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

        The following Summary Compensation Table sets forth summary information concerning the compensation earned, for services to the Company in all capacities, by our principal executive officer (our CEO), our principal financial officer (our CFO), and our three most highly compensated executive officers (other than our CEO and CFO) who were serving as executive officers at the end of the last completed fiscal year.

Name and Principal Position	Year	Salary			Bonus(1)		Option Awards(2)		Stock Awards(3)	All Other Compensation(4)		Total ($)
Norman F. Swanton Chief Executive Officer and Chairman of the Board	2007 2006	$ $	555,316 537,500		$ $	420,652 181,675	$ $	345,281 143,748	— —	$ $	31,774 24,686	$ $	1,353,023 887,609
Timothy A. Larkin Executive Vice President and Chief Financial Officer	2007 2006	$ $	305,424 295,625		$ $	154,239 81,297	$ $	132,737 71,874	$39,723 —	$ $	17,210 10,122	$ $	649,333 458,918
Lloyd G. Davies Executive Vice President- and Chairman & CEO of Warren E&P Inc.	2007 2006	$ $	268,990 262,500		$ $	96,836 34,388	$ $	98,264 43,124	— —	$ $	15,500 7,892	$ $	479,590 347,904
Kenneth Gobble Senior Vice President and President of Warren E&P Inc.	2007 2006	$ $	246,750 235,000		$ $	93,457 33,135	$ $	98,264 43,124	— —	$ $	18,514 10,754	$ $	456,985 322,013
Bruce A. Berwager Senior Vice President and General Manager- California of Warren E&P, Inc.	2007 2006	$ $	333,750 24,596	(5)		$127,200 —	$ $	92,295 9,411	— —		$39,000 —	$ $	592,245 34,007

(1)
Bonus amounts paid to NEOs for 2007 include bonuses earned for the fiscal year ended December 31, 2007 and actually paid in the first quarter of 2008. Total bonuses paid to all employees of the Company were $1.5 million based on the degree of achievement under the incentive compensation plan for 2007.

(2)
The amounts in this column reflect the compensation cost recognized by the Company for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123(R), for option awards granted pursuant to the Stock Incentive Plans and may include amounts from option awards granted in and prior to 2007. For a discussion of valuation assumptions, see Note A—Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2007. For information regarding the option awards granted to the named executives in 2007, please see the Grants of Plan-Based Awards Table.

(3)
The amounts in this column reflect the compensation cost recognized by the Company for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123(R) for non-option stock awards granted pursuant to the Stock Incentive Plans and includes amounts from awards granted in and prior to 2007. For a discussion of valuation assumptions, see Note A—Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2007. For information regarding the non-option stock awards granted to the named executives in 2007, please see the Grants of Plan-Based Awards Table.

(4)
Amounts reflect 401(k) matching contribution of approximately $15,500 paid to the retirement account of each NEO and life insurance premiums paid by the Company during the covered fiscal year for the benefit of the NEO or his designee.

(5)
Mr. Berwager became an employee in November 2006. Amount includes $265,000 annual base salary and $75,000 signing bonus deemed earned and amortized over the first year of employment.

Grants of Plan-based Awards Table for 2007

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
			All Other Stock Awards	All Other Option Awards
						Grant Date Fair Value of Stock and Option Awards(4)
					Exercise or Base Price Of Options(3) ($/Sh)
Name	Grant Date	Target ($)	Number of Shares Underlying Stock or Units #(1)	Number of Securities Underlying Options #(2)
Norman F. Swanton	3/9/07	—	—	150,000	$10.51	$586,500
Timothy A. Larkin	3/9/07	—	13,888	37,500	10.51	292,588
Lloyd G. Davies	3/9/07	—	—	40,000	10.51	156,400
Kenneth Gobble	3/9/07	—	—	40,000	10.51	156,400
Bruce A. Berwager	3/9/07	—	—	15,000	10.51	58,650

(1)
Reflects the number of restricted stock units awarded in 2007. For accounting purposes, the 2007 annual restricted stock unit awards have a grant date of March 9, 2007. The restricted stock unit awards vest equally over three years, beginning with the first anniversary of the participant grant date. Annual stock and option awards are granted as a matter of policy two business days after the date of the Company's filing of its Annual Report on Form 10-K and related earnings press release.

(2)
Reflects the number of stock options each named executive officer was awarded in 2007. These options vest equally over three years, beginning with the first anniversary of the date of grant and have a term of five years.

(3)
The exercise price for option and stock awards is set as the closing stock price on the date of grant. Annual stock and option awards are granted as a matter of Board policy two business days after the date of the Company's filing of its Annual Report on Form 10-K and related earnings press release.

(4)
The amounts included in the "Grant Date Fair Value of Stock and Option Awards" column represent the grant date fair value of the awards made to named executives in 2007 computed in accordance with SFAS No. 123(R). The value ultimately realized by the executive upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to the SFAS No. 123(R) determined value. For a discussion of valuation assumptions, see Note A—Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2007.

        At their discretion, the Compensation Committee has the authority to pay any NEO in excess of or below their targeted bonus amount. The goals for 2007 were approved by the Compensation Committee in February 2007. The payout amounts for each NEO were reviewed and approved by the Compensation Committee and the Board of Directors in February 2008 upon completion of the consolidated financial statements for fiscal 2007.

        As mentioned in the CD&A, we grant stock options to new employees. Following the initial hire, additional grants are made to participants pursuant to a periodic annual grant program or following a significant change in job responsibilities, scope or title. For 2007, all grants to NEOs are the annual grants. According to the Stock Incentive Plans, fair market value that is used to determine the exercise price for option grants is defined as the NASDAQ closing price of the Company's stock on the market trading of the grant date. Options granted to NEOs during fiscal 2007 expire 5 years from the date of grant and vest 1/3rd after one year, 1/3rd after two years and 1/3rd after three years.

        We adopted SFAS 123(R) on January 1, 2007, see Note A under Item 8 of the 2007 Annual Report on Form 10-K. The grant date fair value of the option awards is calculated using the Black-Scholes valuation model using the following assumptions:

Assumptions	Rate
Average risk free interest rate	4.5%
Average expected term (years)	3.5
Average expected volatility	44%

NEO Employment Arrangements

        We have entered into employment agreements with each of the NEOs. In addition to the specific provisions of each employment agreement as described below, each of these employment agreements provides that if the executive's employment is terminated without cause, due to death or disability or for "good reason", including a change of control, all unvested stock options granted to the executive shall become immediately vested.

        Norman F. Swanton.    We entered into an employment agreement effective January 1, 2001, as amended and effective January 1, 2007, with Norman F. Swanton, our president, chief executive officer and chairman. This agreement provides for a base salary of $555,316 per year, subject to annual cost of living adjustments, participation in our standard insurance plans for our executives, and participation in our other incentive compensation programs at the discretion of the Board of Directors. Under his agreement, if Mr. Swanton's employment is terminated without cause and he executes a full and general release in favor of, and satisfactory to the Company, Mr. Swanton will be entitled to termination compensation equal to the greater of two years' annual base salary, or all of the base salary for the remainder of his employment term. Additionally, if terminated without cause or there is a "change in control" of Warren (as defined in the agreement), all unvested stock options and restricted common stock become immediately vested. Mr. Swanton's employment agreement automatically renews for an additional year on each anniversary of the effective date of the amended agreement, unless we notify Mr. Swanton or he notifies us in writing 90 days prior to such anniversary that we, or he, is not renewing his employment agreement. No such notice of non-renewal has been presented by either party. Accordingly, Mr. Swanton's employment agreement has been renewed through December 31, 2008. As a result of the annual cost of living adjustment over the prior year, his base salary for 2008 is $576,936.

        Timothy A. Larkin.    We entered into an employment agreement effective January 1, 2001, as amended and effective January 1, 2007, with Timothy A. Larkin, our executive vice president and chief financial officer. This agreement provides for a base salary of $305,424 per year, subject to annual cost of living adjustments, participation in our standard insurance plans for our executives, and participation in our other incentive compensation programs at the discretion of the Board of Directors. Under his agreement, if Mr. Larkin's employment is terminated without cause and he executes a full and general release in favor of, and satisfactory to, the Company, Mr. Larkin will be entitled to termination compensation equal to the greater of two years' annual base salary, or all of the base salary for the remainder of the employment term. Additionally, if terminated without cause or there is a "change in control", all unvested stock options and restricted common stock become immediately vested. Mr. Larkin's employment agreement automatically renews for an additional year on each anniversary of the effective date of the amended agreement, unless we notify Mr. Larkin or he notifies us in writing 90 days prior to such anniversary that we, or he, will not be renewing his employment agreement. No such notice of non-renewal has been presented by either party. Accordingly, Mr. Larkin's employment agreement has been renewed through December 31, 2008. As a result of the annual cost of living adjustment over the prior year, his base salary for 2008 is $317,315.

        Lloyd G. Davies.    We entered into an employment agreement effective March 1, 2007 with Lloyd G. Davies, our executive vice president and the chairman and chief executive officer of Warren E&P, Inc. This agreement provides for a base salary of $268,990 per year, participation in our standard insurance plans for our executives, and participation in our other incentive compensation programs at the discretion of the Board of Directors. Under his agreement, if Mr. Davies' employment is terminated without cause and he executes a full and general release in favor of, and satisfactory to, the Company, Mr. Davies will be entitled to termination compensation equal to the greater of three month's base salary or all of the base salary for the remainder of the employment term. Additionally, if terminated without cause or there is a "change in control", all unvested stock options and restricted common stock become immediately vested. Mr. Davies' employment agreement expires on December 31, 2007, but will automatically renew on each anniversary of the effective date for an additional year unless we notify Mr. Davies or he notifies us in writing 90 days prior to such anniversary that we, or he, will not be renewing his employment agreement. No such notice of non-renewal has been presented by either party. Accordingly, such employment agreement has been renewed through December 31, 2008. As a result of the annual cost of living adjustment over the prior year, his base salary for 2008 is $279,462.

        Kenneth A. Gobble.    We entered into an employment agreement effective February 1, 2007 with Kenneth A. Gobble, our senior vice president and president of Warren E&P, Inc. This agreement provides for a base salary of $246,750 per year, participation in our standard insurance plans for our executives, and participation in our other incentive compensation programs at the discretion of the Board of Directors. Under his agreement, if Mr. Gobble's employment is terminated without cause and he executes a full and general release in favor of, and satisfactory to, the Company, Mr. Gobble will be entitled to termination compensation equal to the greater of three month's base salary or all of the base salary for the remainder of the employment term. Additionally, if terminated without cause or there is a "change in control", all unvested stock options and restricted common stock become immediately vested. Mr. Gobble's employment agreement expires on December 31, 2008, but will automatically renew for an additional year on each anniversary of the effective date, unless we notify Mr. Gobble or he notifies us in writing 90 days prior to such anniversary that we, or he, will not be renewing his employment agreement. No such notice of non-renewal has been presented by either party. As a result of the annual cost of living adjustment over the prior year, his base salary for 2008 is $256,989.

        Bruce A. Berwager.    We entered into an employment agreement effective November 14, 2006, with Bruce A. Berwager, our senior vice president and general manager-California of Warren E&P, Inc. This agreement provides for a base salary of $265,000 per year, plus a signing bonus amortized over the first year of $75,000, an annual bonus equal to up to 75% of his base salary based upon performance metrics, annual cost of living adjustments, a $24,000 per year housing allowance, a company car, participation in our standard insurance plans for our executives, and participation in our other incentive compensation programs at the discretion of the Board of Directors. Under his agreement, if Mr. Berwager's employment is terminated without cause and he executes a full and general release in favor of, and satisfactory to, the Company, Mr. Berwager will be entitled to termination compensation equal to the greater of one years' annual base salary, or all of the base salary for the remainder of the employment term. Additionally, if terminated without cause or there is a "change in control", all unvested stock options and restricted common stock become immediately vested. Mr. Berwager's employment agreement automatically renews for additional year on each anniversary of the effective date of the agreement after the first two year-term of the agreement, unless we notify Mr. Berwager or he notifies us in writing 90 days prior to such anniversary that we, or he, will not be renewing his employment agreement. As a result of the annual cost of living adjustment over the prior year, his base salary for 2008 is $276,047.

Outstanding Equity Awards as of December 31, 2007

        The following table reflects outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2007 for each of the named executives. The table also reflects unvested and unearned stock awards assuming a market value of $14.13 a share (the closing stock price of the Company's stock on December 31, 2007).

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)(1)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)
Norman F. Swanton	269,700 200,000 250,000 33,333	66,667 150,000	$4.00 7.00 9.05 13.85 10.51	5/20/08 3/30/09 2/7/10 3/23/11 3/8/12
Timothy A. Larkin	85,750 100,000 125,000 16,667	33,333 37,500	4.00 7.00 9.05 13.85 10.51	5/20/08 3/30/09 2/7/10 3/23/11 3/8/12	13,888	$196,237
Lloyd G. Davies	20,000 60,000 20,000 10,000	20,000 40,000	4.00 7.00 9.05 13.85 10.51	5/20/08 3/30/09 2/7/10 3/23/11 3/8/12
Kenneth Gobble	40,000 40,000 50,000 10,000	20,000 40,000	4.00 7.00 9.05 13.85 10.51	5/20/08 3/30/09 2/7/10 3/23/11 3/8/12
Bruce A Berwager	16,667	33,333 15,000	12.53 10.51	11/15/11 3/8/12

(1)
Does not include annual stock option grants and shares of restricted stock granted on March 7, 2008 for certain eligible employees, all of which are unvested as follows: Mr. Swanton—150,000 stock options; Mr. Larkin—37,500 stock options and 13,875 shares of restricted stock; Mr. Gobble—40,000 stock options; Mr. Davies—40,000 stock options; and Mr. Berwager—14,814 shares of restricted stock. All of these stock options and shares of restricted stock vest 1/3rd after one year from date of grant, 1/3rd after two years ands 1/3rd after three years. These grants were for performance in 2007. In the event of a "change in control" of Warren (as defined in the stock option awards), all of these unvested stock options and restricted common stock awards become immediately vested.

Options Exercises During Fiscal 2007

        The following table summarizes the options exercised by the NEOs during the year ended December 31, 2007 and the value realized upon exercise:

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise ($)
Norman F. Swanton	30,300	$272,700
Timothy A. Larkin	100,000	928,000

Change of Control Benefits—Severance Arrangements

        The table below reflects potential payments to our NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change of control or termination of employment of each NEO, assuming a December 31, 2007 termination date, and, where applicable, using the closing price of our common stock of $14.13 (as reported on the NASDAQ Stock Market as of December 31, 2007).

        The following are general definitions that apply to the termination scenarios detailed below. These definitions have been summarized and are qualified in their entirety by the full text of the applicable plans or agreements to which our executive officers are parties.

        "Involuntary Termination" is generally defined as any termination that does not result from the following termination events:

  •
  resignation;

  •
  retirement;

  •
  for cause;

  •
  death;

  •
  qualifying disability;

  •
  extended leave of absence; or

  •
  continued failure to perform duties or responsibilities.

        "For Cause" is generally defined as:

  •
  the willful and continued failure of the executive to perform substantially the executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) or material breach of any material provision in an employment agreement (if applicable), after written demand for substantial performance is delivered to the executive by the Board or the CEO of the Company which specifically identifies the manner in which the Board or CEO believes that the executive has not substantially performed the executive's duties, or

  •
  the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

        A "Change of Control" is generally defined as any one of the following occurrences:

  •
  any individual, entity or group acquires beneficial ownership of 50% or more of either the outstanding shares of our common stock or our combined voting power;

  •
  individuals who constitute the Board (as of the date of either a given change of control contract or an award agreement under our equity plans, as applicable) cease to constitute a majority of the Board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date of either the change of control contract or an award agreement under our equity plans, as applicable, will be deemed a member of the incumbent Board;

  •
  the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to 50% or more of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board of Directors, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

  •
  the sale of all or substantially all of the assets of the Company.

        "Good Reason" is generally defined as any one of the following occurrences:

  •
  Material diminution in Executive's position, authority, duties or responsibilities;

  •
  any Change of Control event;

  •
  any material change in the location, as defined in the applicable agreement, where the Executive was employed immediately preceding the relocation.

        "Disability" is generally defined as the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

        Under their Employment Agreements, if the Board of Directors terminates Mr. Swanton or Mr. Larkin other than "For Cause" or if Mr. Swanton or Mr. Larkin terminates his employment for "Good Reason", Mr. Swanton and Mr. Larkin are entitled to severance pay equal to two-years of their then-current base salary, and the most recent years' incentive bonus. All of the other NEOs, with the exception of Mr. Berwager who receives one year's severance, receive three months of their base salary as severance payments if terminated other than "For Cause" or the NEO terminates his employment for Good Reason.

        Based on a hypothetical termination date of December 31, 2007, the cash severance payments for five NEOs would have been as follows:

Name	Salary-based	Bonus-based	Accelerated Equity Compensation(1)	Severance Total
Norman F. Swanton	$1,110,632	$181,675	$561,666	$1,853,973
Timothy A. Larkin	$610,848	$81,297	$341,321	$1,033,466
Lloyd G. Davies	$67,248	—	$150,400	$217,648
Kenneth Gobble	$61,687	—	$150,400	$212,087
Bruce Berwager	$132,500	—	$107,633	$240,133

(1)
Reflects the in-the-money value of unvested stock options and the value of unvested restricted stock units, all as of December 31, 2007 based upon the closing price of $14.13 per share as reported by the NASDAQ Stock Market.

Compensation Committee Interlocks and Insider Participation

        During 2007, the Compensation Committee consisted of Anthony Coelho, Chairman, Chet Borgida, Dominick D'Alleva and Espy Price. None of these individuals served as one of the Company's officers or employees at any time during 2007 and none was formerly an officer of the Company with the exception of Mr. D'Alleva who was our Secretary until 2002. None of the Company's executive officers served during 2007 as a member of the compensation committee of any other company that has an executive officer serving as a member of the Compensation Committee or the Board of Directors. None of the Company's executive officers served during 2007 as a member of the board of directors of any other company that has an executive officer serving as a member of the Compensation Committee.

Compensation Committee Report

        The Compensation Committee is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                Respectfully Submitted,

                THE COMPENSATION COMMITTEE
                /s/ Anthony Coelho, Chairman
                /s/ Chet Borgida
                /s/ Dominick D'Alleva
                /s/ Espy Price

        The above report of the Compensation Committee of the Company shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Director and Officer Indemnification Agreements

        The Company has entered into indemnification agreements with its directors and certain executive officers, in part to enable the Company to attract and retain qualified directors and executive officers. These agreements require the Company, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses for proceedings for which they may be indemnified and to cover such person under any directors' and officers' liability insurance policy the Company may maintain from time to time. These agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Maryland law and are in addition to any other rights the Company's directors and executive officers may have under the Company's restated certificate of incorporation, bylaws and applicable law.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2007, with respect to shares of our common stock that may be issued under our existing equity compensation plans, all of which have been approved by our Stockholders.

	Number of Shares Authorized for Issuance under plan	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
2000 Equity Incentive Plan	1,975,000	1,219,259	$10.80	121,241
2001 Stock Incentive Plan	2,500,000	424,455	8.78	1,248,172
2001 Key Employee Stock Incentive Plan	2,500,000	1,190,366	7.02	927,234
Total	6,975,000	2,834,080	$8.91	2,269,647

        In the event that Warren or Warren E&P is acquired by merger, consolidation, asset sale or equity sale, outstanding options will be assumed, or equivalent options will be issued by the successor corporation. If the successor corporation refuses to assume or substitute the options, the compensation committee may accelerate the participants' rights to exercise for a limited period of time after which the options would terminate. With respect to restricted stock awards, the compensation committee could also elect to terminate any vested awards in exchange for cash payments.

Certain Relationships and Related Transactions

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

        The Company's board of directors has adopted a Code of Ethics and Business Conduct, which prohibits conflicts of interest between a director, officer or employee and the Company. The code requires directors, officers and employees to inform the Company of any transaction that involves related parties and that may give rise to a conflict of interest. Our Audit Committee, pursuant to the Audit Committee Charter, has oversight for related person transaction and compliance with our code. The Audit Committee will review, ratify or approve, as necessary, any related person transactions prior to the transaction being entered into, or ratify any related person transactions that have not been previously approved, in which a director, five percent owner, executive officer or immediate family member of any such person has a material interest, and which the transaction is in an amount in excess of $120,000, either individually or in the aggregate of several transactions during any calendar year. As of the current date, no director, five percent owner, executive officer or immediate family member of any such person has such a material interest for an amount in excess of $120,000.

Item 2—Ratification of Appointment of Independent Auditors

        The Audit Committee has appointed Grant Thornton LLP to serve as independent auditors for the fiscal year ending December 31, 2008, and are presenting the selection to the Stockholders for ratification. Grant Thornton LLP has served as the Company's independent auditors for many years and is considered by management to be well qualified.

Audit Committee

        For many years, the Company has had an Audit Committee composed entirely of non-management directors. The members of the Audit Committee meet the independence and experience requirements of the Nasdaq Stock Market and the New York Stock Exchange. In 2007, the Committee met seven times. The Committee has adopted, and annually reviews, a charter outlining the practices it follows; a copy of the charter is available at our website at www.warrenresources.com. The charter complies with all current regulatory requirements.

        The following report of the Audit Committee of the Company shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Audit Committee Report

        The Audit Committee is responsible for monitoring the integrity of the Company's consolidated financial statements, the Company's system of internal controls, the Company's risk management, the qualifications and independence of the Company's independent auditor, the performance of the Company's internal and independent auditors and the Company's compliance with legal and regulatory requirements. We have the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company's independent auditors. The Committee has four independent directors and operates under a written charter adopted by the Board. The Board has determined that each Committee member is independent under the standards of director independence established under our Corporate Governance Policies and the Nasdaq Stock Market listing requirements and is also "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934.

        Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the report on the Company's internal control over financial reporting. The Company's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America and for attesting to management's report on the Company's internal control over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management's report on the Company's internal control over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

        We held seven meetings during 2007. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and the Company's independent auditors, Grant Thornton LLP. We discussed with Grant Thornton LLP the overall scope and plans for our audits. We met with Grant Thornton LLP, with and without management present, to discuss the results of their examination and their evaluation of the Company's internal controls. During 2007, the Company changed its method of accounting for its oil and gas exploration and development activities from the successful efforts method to the full cost method. The Audit Committee met with management and the independent auditor to review and discuss this change in accounting principle

        We reviewed and discussed the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board's (PCAOB) Auditing Standard No. 2 regarding the audit of internal control over financial reporting.

        We reviewed and discussed the Company's guidelines, policies and procedures for financial risk assessment and risk management and the major risk exposures of the Company and its business units, as appropriate. We reviewed and discussed with management its reports on risk management.

        We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2007 with management and Grant Thornton LLP. We also reviewed and discussed the unaudited Quarterly Reports on Form 10-Q with management and Grant Thornton LLP. We also discussed with management and Grant Thornton LLP the process used to support certifications by the Company's Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the Company's periodic filings with the Securities and Exchange Commission and the processes used to support management's annual report on the Company's internal controls over financial reporting.

        We also discussed with Grant Thornton LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the PCAOB, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

        Grant Thornton LLP also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from the Company. We discussed with Grant Thornton their independence from the Company. When considering Grant Thornton LLP's independence, we considered if services they provided to the Company beyond those rendered in connection with their audit of the Company's consolidated financial statements, reviews of the Company's interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q were compatible with maintaining their independence. We also reviewed, among other things, the audit, audit-related and tax services performed by, and the amount of fees paid for such services to, Grant Thornton LLP. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2007 be included in the Company's Annual Report on Form 10-K. We have also selected Grant Thornton LLP as the Company's independent auditors for the year ending December 31, 2008 and are presenting the selection to the Stockholders for ratification.

Dated: April 15, 2008
/s/ Chet Borgida, Chairman /s/ Dominick D'Alleva /s/ Len DeCecchis /s/ James McConnell

Audit Fees and Services

        The following table sets forth the aggregate fees billed to the Company in each of the last two fiscal years by Grant Thornton LLP:

	2007	2006
Audit Fees	$370,650	$380,818
Audit Related Fees	46,342	35,880
Tax Fees(1)	27,200	29,500
All Other Fees	–0–	–0–

Totals	$444,192	$446,198

(1)
Represents fees for assisting management in the preparation of the corporate tax return.

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor, management submits an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.
Audit services include audit work performed in the annual audit of the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including quarterly reviews, consents and assistance with and review of documents filed with the SEC, comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by the independent auditor's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance.

4.
Other Fees are those associated with services not captured in the other categories. The Company generally doesn't request such services from the independent auditor.

        Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        For 2007 and 2006, 100% of the accounting fees and services were pre-approved by the Audit Committee.

        Ratification of the appointment of the independent auditors requires that the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Stockholders "for" ratification exceed the votes cast "against." If the Stockholders should not ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider the appointment.

The Board Of Directors Recommends A Vote

For

The Ratification Of The Appointment Of Grant Thornton LLP
As Independent Auditors.

EXPENSES OF SOLICITATION

        We bear all expenses incurred in connection with the solicitation of proxies. We have engaged various firms to assist with the solicitation of proxies for estimated fees of $25,000 plus expenses.

        We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

        Our Directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

PROPOSALS OF STOCKHOLDERS FOR 2009 ANNUAL MEETING

        We must receive proposals of Stockholders on or before February 20, 2009 that are intended to be presented at the 2009 Annual Meeting of Stockholders in order for the proposals to be eligible for inclusion in our 2009 proxy statement and proxy relating to that meeting. These proposals should be sent to the Secretary by fax to (212) 697-9466 or by mail to the Office of the Secretary, Warren Resources, Inc., 1114 Avenue of the Americas, 34th Floor, New York, NY 10036 or by e-mail to dfleming@warrenresourcesinc.com.

        According to our By-Laws, a proposal for action to be presented by any stockholder at an Annual Meeting of Stockholders shall be out of order and shall not be acted upon unless:

  •
  Specifically described in our notice to all Stockholders of the meeting and the matters to be acted upon thereat, or

  •
  The proposal shall have been submitted in writing to the Secretary at the above fax number or mailing address or e-mail address and received at our principal executive offices no earlier than January 21, 2009, which is 120 days prior to the first anniversary of our Annual 2008 Meeting, and no later than February 20, 2009, which is 90 days before the first anniversary of our Annual 2008 Meeting, and such proposal is, under law, an appropriate subject for share-owner action.

HOUSEHOLDING

        As permitted by the 1934 Act, only one copy of this proxy statement and Annual Report are being delivered to Stockholders residing at the same address, unless such Stockholders have notified the Company of their desire to receive multiple copies of the proxy statement.

        The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and Annual Report to any Stockholder residing at an address to which only one copy was mailed. Requests for additional copies or to request a single copy of proxy statements and Annual Reports for stockholders sharing address (if they are receiving multiple copies) should be directed to Investor Relations, by phone (212) 697-9660 or by fax at (212) 697-9466 or by mail to Investor Relations, Warren Resources, Inc., 1114 Avenue of the Americas, 34th Floor, New York, NY 10036 or by e-mail to info@warrenresourcesinc.com.

OTHER INFORMATION

        Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, which may properly come before the meeting or other matters incident to the conduct of the meeting.

        As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

        The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to Stockholders by its authority.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

        The 2007 Annual Report (which is not a part of the Company's proxy soliciting materials) is being mailed to the Company's Stockholders with this Proxy Statement. The Company's Annual Report on Form 10-K for year 2007 (the "2007 10-K") and the exhibits filed with it are available at the Company's web site at www.warrenresources.com. Upon request by any shareholder to the following address, a copy of the 2007 10-K, without exhibits, will be furnished without charge, and a copy of any or all exhibits to the 2007 10-K will be furnished for a fee which will not exceed the Company's reasonable expenses in furnishing the exhibits:

Investor Relations
Warren Resources, Inc.
1114 Avenue of the Americas, 34th Floor
New York, NY 10036

By Order of the Board of Directors,

David E. Fleming, Senior Vice President, General Counsel and Corporate Secretary
New York, New York April 15, 2008

ANNUAL MEETING OF STOCKHOLDERS OF

WARREN RESOURCES, INC.

May 21, 2008

COMMON STOCK

Please date, sign and mail

Your proxy card in the

envelope provided as soon

as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED.  IF AUTHORITY IS NOT WITHHELD OR IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 BELOW.

ELECTION OF DIRECTORS

NOMINEES:

☐  FOR ALL NOMINEES                            Chet Borgida

Michael R. Quinlan

Norman F. Swanton

☐  WITHHOLD AUTHORITY FOR ALL NOMINEES

☐  FOR ALL EXCEPT (see instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold as shown here ☒

APPOINTMENT OF AUDITORS

For the ratification of the appointment of Grant Thornton LLP as the Company’s auditors for the year 2008:

☐ FOR	☐ AGAINST	☐ ABSTAIN

OTHER BUSINESS

The proxies are authorized to vote upon such other business as may properly come before the meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Printed Name of Stockholder:

Number of Shares Owned:

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

WARREN RESOURCES, INC.

The undersigned hereby appoints Chet Borgida and Michael R. Quinlan, each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Warren Resources, Inc.  Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 21, 2008 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 21, 2008
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
WARREN RESOURCES BOARD OF DIRECTORS
DIRECTORS NOMINATED THIS YEAR FOR TERMS EXPIRING IN 2011
CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2010
CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2009
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS' MATTERS
Code of Business Conduct for All Directors, Officers and Employees
Code of Ethics for Senior Financial Officers
Director Compensation Table for 2007
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION OF NAMED EXECUTIVE OFFICERS
Certain Relationships and Related Transactions
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
EXPENSES OF SOLICITATION
PROPOSALS OF STOCKHOLDERS FOR 2009 ANNUAL MEETING
HOUSEHOLDING
OTHER INFORMATION
ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K